CERTIFICATION TO BE PROVIDED BY THE SERVICER

  I, Jerry L. Halbrook, certify to ABN AMRO Mortgage Capital Markets Group, and its officers, directors, agents and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountants' Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted by the Servicer to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2.	Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

3.
I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountants' Servicing Report and all servicing reports, officers certificates and other information relating to the servicing of the mortgage loans submitted to the Master Servicer, the Servicer has, as of the date of this certification fulfilled its obligation under the Servicing Agreement; and

4.
I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

Capitalized Terms used but not defined herein have the meanings ascribed to them in the Master Sale and Servicing Agreement, dated March 18, 2002 (the "Servicing Agreement"), between Nexstar Financial Corporation and ABN AMRO Mortgage Capital Markets Group.

                                           NEXSTAR FINANCIAL CORPORATION
       Date:    March 15, 2006                        By: /s/ Jerry L. Halbrook
                                                                   Name: Jerry L. Halbrook
                                           Title: Chief Operating Officer